UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 13, 2007
ENCORE WIRE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-20278	75-2274963

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1329 Millwood Road McKinney, Texas		75069

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 562-9473
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Board of Directors (“Board”) of Encore Wire Corporation (the “Company”) approved certain amendments (the “Amendments”) to the Company’s Amended and Restated Bylaws, (the “Bylaws”), effective as of December 13, 2007, to allow for the issuance of uncertificated shares. By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.
     Pursuant to the Amendments, Article VI, Sections 1, 3, and 4 of the Bylaws were deleted in their entirety and replaced with new such articles. The Bylaws were filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. A copy of the Amendments is attached hereto as Exhibit 3.2.
Prior to the Amendments, Section 1 of Article VI of the Bylaws provided as follows:
     Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation, by the chairman or vice-chairman of the board of directors, or the president or a vice president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.
Following the Amendments, Section 1 of Article VI of the Bylaws provides as follows:
     The shares of the corporation’s stock shall be represented by certificates unless and until the Board of Directors shall by resolution provide that some or all of the stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such resolution providing for uncertificated shares, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to a certificate signed by, or in the name of the corporation by, (1) the chairman or vice-chairman of the board of directors, or the president or a vice-president and (2) by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such stockholder in the corporation.
Prior to the Amendments, Section 3 of Article VI of the Bylaws provided as follows:
     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Following the Amendments, Section 3 of Article VI of the Bylaws provides as follows:
     The Board of Directors may direct that a new certificate of stock or uncertificated shares be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.
Prior to the Amendments, Section 4 of Article VI of the Bylaws provided as follows:
     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Following the Amendments, Section 4 of Article VI of the Bylaws provides as follows:
     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares or by such person’s attorney lawfully constituted in writing, such uncertificated shares shall be cancelled, new equivalent uncertificated shares or certificated shares shall be issued to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

3.2	Amendment No. 2 to the Bylaws of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION
Date: December 13, 2007	By:	/s/ FRANK J. BILBAN
Frank J. Bilban, Vice President — Finance,
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Item	Exhibit

3.2	Amendment No. 2 to the Bylaws of the Company.